EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2000 relating to the financial statements and financial statement schedules of Imperial Industries, Inc. which appears in Imperial Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

PricewaterhouseCoopers LLP
Miami, Florida

November 20, 2000